SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 10, 2006

Wells Real Estate Fund II-OW

(Exact Name of Registrant as Specified in Charter)

Georgia	0-17876	58-1754703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia		30092-3365
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.	Disposition of Assets

Disposition of the Heritage Place

On May 10, 2006, Fund I and Fund II Tucker sold a commercial office complex containing approximately 67,000 rentable square feet and located in Tucker, Georgia (“Heritage Place”) to Advance Realty Service, Inc., an unaffiliated third party, for a gross sales price of $4,215,000, less closing costs. Fund I and Fund II Tucker is a joint venture between Wells Real Estate Fund I and Fund II and Fund II-OW. Fund II and Fund II-OW is a joint venture between Wells Real Estate Fund II and Wells Real Estate Fund II-OW (the “Registrant”).

The Registrant holds an equity interest of approximately 2.6% in Fund I and Fund II Tucker. As a result of the sale, Fund I and Fund II Tucker received net sale proceeds of approximately $4,031,000, of which approximately $103,000 is allocable to the Registrant. During the three months ended March 31, 2006, Fund I and Fund II Tucker recognized an impairment loss in order to reduce the carrying value of Heritage Place to its estimated fair value, less estimated costs to sell, of approximately $795,000, of which approximately $21,000 is allocable to the Registrant. Due to changes in estimated costs to sell, upon closing the transaction, Fund I and Fund II Tucker recognized a gain on sale of approximately $10,000, of which approximately $300 is allocable to the Registrant. The gain on sale may be adjusted as additional information becomes available in subsequent periods.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information. The following pro forma financial statements of the Registrant are submitted at the end of this Current Report on Form 8-K and are filed herewith and incorporated herein by reference:

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-1

Pro Forma Balance Sheet as of December 31, 2005	F-2

Pro Forma Statement of Operations for the year ended December 31, 2005	F-3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND II-OW (Registrant)

	By:	WELLS CAPITAL, INC. (General Partner)

		By:	/s/ Leo F. Wells, III
Leo F. Wells, III President

Date: May 16, 2006

WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

SUMMARY OF UNAUDITED

PRO FORMA FINANCIAL STATEMENTS

This unaudited pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Fund II-OW (the “Registrant”) included in its annual report filed on Form 10-K for the year ended December 31, 2005.

The following unaudited pro forma balance sheet as of December 31, 2005 has been prepared to give effect to the May 10, 2006 sale of Heritage Place as if the disposition and distribution of net sale proceeds therefrom had occurred on December 31, 2005. Heritage Place is 100% owned by Fund I and Fund II Tucker, a joint venture between Wells Real Estate Fund I and Fund II and Fund II-OW. Fund II and Fund II-OW is a joint venture between Wells Real Estate Fund II and the Registrant. The Registrant holds an equity interest of approximately 2.6% in Fund I and Fund II Tucker.

The following unaudited pro forma statement of operations for the year ended December 31, 2005 has been prepared to give effect to the sale of the remaining portion of Heritage Place as if the disposition occurred on January 1, 2005.

These unaudited pro forma financial statements are prepared for informational purposes only. This unaudited pro forma statement of operations is not necessarily indicative of future results or of actual results that would have been achieved if the disposition of Heritage Place had been consummated as of January 1, 2005.

F-1

WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

PRO FORMA BALANCE SHEET

DECEMBER 31, 2005

(Unaudited)

	Historical(a)	Pro Forma Adjustments		Pro Forma Total
ASSETS:
Investment in Fund II and Fund II-OW	$593,240	$(123,327	)(b)	$469,913
Due from Fund II and Fund II-OW	392,134	0		392,134
Cash and cash equivalents	5,184	102,781	(c)	107,965

Total assets	$990,558	$(20,546)		$970,012

LIABILITIES AND PARTNERS’ CAPITAL:
Partners’ capital:
Limited partners:
Class A – 6,062 units outstanding	990,432	(20,420	)(d)	970,012
Class B – 1,626 units outstanding	126	(126	)(d)	0
General partners	0	0		0

Total partners’ capital	990,558	(20,546)		970,012

Total liabilities and partners’ capital	$990,558	$(20,546)		$970,012

(a)	Historical financial information has been obtained from the Registrant’s annual report filed on Form 10-K as of December 31, 2005.

(b)	Reflects the Registrant’s pro rata share of the allocated pro forma loss resulting from the sale of Heritage Place of $20,546, plus the Registrant’s pro rata share of Fund I and Fund II Tucker’s assumed distribution of proceeds resulting from the sale of Heritage Place of $102,781.

(c)	Reflects the Registrant’s proportionate share of Fund I and Fund II Tucker’s assumed distribution of net proceeds resulting the sale of Heritage Place.

(d)	Reflects the Registrant’s proportionate share of the pro forma loss allocated from the sale of Heritage Place. The allocation of loss between classes of limited partners is made in accordance with the terms of the Registrant’s partnership agreement.

See accompanying notes.

F-2

WELLS REAL ESTATE FUND II-OW

(A Georgia Public Limited Partnership)

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(Unaudited)

	Historical(a)	Pro Forma Adjustments Heritage Place	Pro Forma Total

EQUITY IN LOSS OF FUND II AND FUND II-OW	$(14,495)	$1,436 (b)	$(13,059)

NET LOSS	$(14,495)	$1,436	$(13,059)

NET INCOME (LOSS) ALLOCATED TO LIMITED PARTNERS:
CLASS A	$15,722	$(3,758)	$11,964

CLASS B	$(30,217)	$5,194	$(25,023)

NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
CLASS A	$2.59	$(0.62)	$1.97

CLASS B	$(18.58)	$3.19	$(15.39)

(a)	Historical financial information has been obtained from the Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

(b)	Reflects the reduction of equity in loss of Fund I and Fund II Tucker earned by the Registrant related to Heritage Place for the year ended December 31, 2005. The pro forma adjustment results from gross revenues less operating expenses, management fees, administrative costs, depreciation and amortization of deferred leasing and procurement fees. This pro forma adjustment does not include the Registrant’s portion of the non-recurring loss that would have been recognized on the sale of Heritage Place if the transaction had occurred on January 1, 2005.

See accompanying notes.

F-3